UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2019

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐:

INDEX

Page

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 5.07 - Submission of Matters to a Vote of Security Holders	4

Iem 9.01(d) - Exhibits	5

Signatures	6

Exhibit Index	7

This report and the exhibits attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, or future developments. There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2019 for the fiscal year ended April 28, 2019, and our subsequent periodic reports filed with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2019, the board of directors of Culp, Inc. (the “Company”) appointed Robert G. Culp, IV as chief executive officer of the Company, effective January 1, 2020.  Additionally, Franklin N. Saxon, who currently serves as the Company’s chairman of the board and chief executive officer, was named executive chairman of the board, also effective as of January 1, 2020.  Mr. Saxon will continue to serve as the Company’s chief executive officer until such time.

Robert G. Culp, IV, age 48, is currently the Company’s president, chief operating officer, and president of the Culp Home Fashions division.  He has been employed by the Company since 1998 and has served in various capacities during his tenure, including as president of Culp Home Fashions since 2004.  He became the Company’s chief operating officer in 2018 and president in 2019.

Mr. Culp, IV will assume Mr. Saxon’s responsibilities for operations of all the company’s divisions.  Sandy Brown will continue to serve as executive vice president of Culp Home Fashions, Boyd Chumbley will continue to serve as president of Culp Upholstery Fabrics, and Paul Saunders will continue to serve as chief executive officer of eLuxury, with each reporting to Mr. Culp, IV.

Mr. Saxon will remain a full-time employee actively involved in the day-to-day operations of the Company, with specific responsibility for all corporate shared services, including finance, human resources, and information technology.

As previously disclosed in the Company’s 2019 proxy statement, the Company leases an industrial facility from an entity owned by Susan Culp, the mother or Robert G. Culp, IV.  The lease was assumed by the Company in connection with its August 2008 acquisition of the knitted mattress fabrics operation of Bodet & Horst USA, LP.  The facility contains 63,522 square feet of floor space and is located in High Point, North Carolina.  Currently, this facility is being leased on a month to month basis at an amount of $13,100 per month.  The lessor is generally responsible for maintenance only of roof and structural portions of the leased facility.  The facility is leased on a “triple net” basis, with the Company responsible for payment of all property taxes, insurance premiums, and maintenance (other than structural maintenance).  The Company believes that the terms of this lease are no less favorable to the tenant than could have been obtained in arm’s length transactions with unaffiliated persons.  The total amount of rent paid by the Company under this related party lease totaled $158,000 in fiscal 2019 and $156,000 in fiscal 2018 and 2017, respectively.

The Company’s board and Compensation Committee also approved certain changes to the compensation arrangements for Mr. Culp, IV from those described in the 2019 proxy statement, in connection with the promotion described above.  Effective January 1, 2020, the annual salary for Mr. Culp, IV will increase by approximately 14% and the target bonus level for Mr. Culp, IV under the Company’s annual incentive bonus program will increase from 85% to 100%.  The compensation arrangements for Mr. Saxon were not changed.

A copy of the press release issued by the Company on September 26, 2019 to announce these leadership changes is included in this filing as Exhibit 99.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 26, 2019, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the six persons listed below under Proposal 1 to serve as a director of the Company until the 2020 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2020; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote).  The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect six directors to serve until the 2020 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Perry E. Davis	11,143,878	52,237	644,859
Sharon A. Decker	11,143,883	52,232	644,859
Fred A. Jackson	11,088,367	107,748	644,859
Kenneth R. Larson	11,051,143	144,972	644,859
Kenneth W. McAllister	9,836,403	1,359,712	644,859
Franklin N. Saxon	11,105,627	90,488	644,859

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2020

For	11,806,316
Against	33,945
Abstain	713
Broker Non-Votes	0

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	11,148,058
Against	42,874
Abstain	5,183
Broker Non-Votes	0

Item 9.01 (d) - Exhibits

Exhibit No.	Description
99	News Release dated September 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 1, 2019

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99	News Release dated September 26, 2019